UNITED FUEL & ENERGY CORPORATION

NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


Warrant                                                         Date:
_________ Shares                                                May __, 2005

                        UNITED FUEL & ENERGY CORPORATION

                                     WARRANT

      UNITED FUEL & ENERGY CORPORATION, a Nevada corporation ("Company"), for value received hereby grants this warrant ("Warrant") to [Purchaser], or registered assigns (the "Holder"). The Warrant entitles the Holder to purchase from Company at any time prior to the Expiration Date (as defined below) up to [ ] shares of common stock of Company ("Common Stock"). The exercise price for the Warrant shall be $1.50 per share of Common Stock (the "Exercise Price"). This Warrant shall be issued in connection with the Securities Purchase Agreement entered into by Holder and Company as of this date.

1. Expiration Date; Exercise

      1.1  Exerciseability.   The  Warrant  granted  hereunder  shall  be  fully
exercisable as of the date hereof.

      1.2 Expiration Date. The Warrant shall expire on the fifth (5) anniversary of the date of this Warrant set forth on the first page. After the Expiration Date, the Warrant shall expire and be of no further force or effect.

      1.3 Callable Warrant. If during any consecutive 20 trading day period (after the effectiveness of the registration statement if applicable), the Common Stock of Company closes at the prices set forth in the following table ("Trading Price"), the Warrant shall be callable upon 10 days written notice at $0.01 per share, in the following amounts:

        Number of Warrants callable                Trading Price
        ---------------------------                -------------
               1/2 of Warrants                           $4.00
               1/2 of Warrants                           $4.50

      If Company has called the applicable Warrants, then Holder shall exercise such Warrants at $1.50 per share. If Holder does not exercise such Warrants when called within 10 days of receiving notice, then such Warrants shall immediately expire after such 10 day period.

2. Adjustments of Exercise Price and Number and Kind of Conversion Shares

      2.1 In the event that Company shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; (d) spin-off to its shareholders a subsidiary or operating-business unit; then the number of shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock or the equivalent value it would have owned immediately following such action if it had exercised the Warrant immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

      2.2 In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a holder of the number of shares of Common Stock obtainable upon the exercise of the Warrant immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

3. Transfer. Subject to compliance with applicable securities laws, the Warrant is transferable in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. If less than all of the Warrant is transferred, Company will, upon transfer, execute and deliver to the Holder a new certificate for the portion of the Warrant not so transferred.

4. Reservation of Shares. Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrant, Company shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of the Warrant, Company shall compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of the Warrant, Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. Representations and Warranties of Company. Company hereby represents and warrants to Holder that:

      7.1 Due Authorization. All corporate action on the part of Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of Company under this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of this Warrant, has been duly taken. This Warrant constitute a valid and binding obligation of Company enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

      7.2 Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the Nevada and has all requisite corporate power to grant this Warrant.

      7.3 Valid Issuance of Stock. Any shares of Common Stock issued upon exercise of this Warrant will be duly and validly issued, fully paid and non-assessable.

      7.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of Company required in connection with the consummation of the transactions contemplated herein have been obtained.

8. Notices of Record Date. In case, Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose:

      8.1 of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

      8.2 of any consolidation or merger of Company with or into another corporation, any capital reorganization of Company, any reclassification of the capital stock of Company, or any conveyance of all or substantially all of the assets of Company to another corporation in which holders of Company stock are to receive stock, securities or property of another corporation; or

      8.3 of any voluntary dissolution, liquidation or winding-up of Company; or

      8.4 of any redemption or conversion of all outstanding Common Stock; then, and in each such case, Company will mail or cause to be mailed to the Holder a copy of the notice with respect to the foregoing received by it from Company specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Company shall use all reasonable efforts to ensure such notice shall be delivered at least 15 days prior to the date therein specified.

9. Severability. If any term, provision, covenant or restriction of the Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated to the same extent as if Company is owner of the underlying Common Stock.

10. Notices. All notices, requests, consents and other communications required hereunder shall be in writing and by first class mail or by registered or certified mail, postage prepaid, return receipt requested, and (other than in connection with the exercise of the Warrant) shall be deemed to have been duly made when received or, if sent registered or certified mail, postage prepaid, return receipt requested, on the third day following deposit in the mails: if addressed to the Holder, to the address set forth on the Securities Purchase
Agreement between the Holder and Company; and if addressed to Company, Attention, Scott Heller, 405 North Marienfeld, Suite 300, Midland, Texas 79701 or such other address as it may designate in writing.

11. No Rights as Shareholder. The Holder shall have no rights as a shareholder of Company with respect to the shares issuable upon exercise of the Warrant until the actual exercise hereunder.

UNITED FUEL &ENERGY, INC.



By: __________________________________
    Scott Heller, Chief Executive Officer

                                   EXHIBIT "A"
                               NOTICE OF EXERCISE
                (To be signed only upon exercise of the Warrant)

To: UNITED FUEL & ENERGY CORPORATION.

      The undersigned hereby elects to purchase shares of Common Stock (the "Warrant Shares") of UNITED FUEL & ENERGY CORPORATION. ("Company"), pursuant to the terms of the enclosed Warrant (the "Warrant"). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Warrant.

The undersigned hereby represents and warrants to, and agrees with Company as follows:

      1. Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

      2. Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

      3. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

      4. Holder understands that the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

      5. Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, "Transfer") any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to Company any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, Company may require the contemplated transferee to furnish Company with an investment letter setting forth such information and agreements as may be reasonable requested by Company to ensure compliance by such transferee with the Securities Act.

      Until the effectiveness of the registration statement each certificate evidencing the Warrant Shares will bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



Number of Warrant Exercised:  ________
Dated:
                                                             [Name]